Exhibit 99.1

FOR IMMEDIATE RELEASE

April 2, 2015

SmartStop Self Storage, Inc. Reports Fourth Quarter and Annual 2014 Results

- Increased Same-Store Revenue by 6.7% for the Quarter and 7.7% for the Year

- Increased FFO by 97% for the Quarter and 59% for the Year

LADERA RANCH, CA – April 2, 2015 – SmartStop Self Storage, Inc. announced operating results for the three months and year ended December 31, 2014.

“We had another strong year, and have achieved our 12th consecutive quarter of year over year same-store revenue and net operating income growth.” commented H. Michael Schwartz, CEO of SmartStop Self Storage, Inc. “In addition, we completed our self administration and investment management transaction, which positively impacted income by more than $1 million since the date of the transaction.”

Self Administration and Investment Management Transaction:

On September 4, 2014, we entered into a series of transactions, agreements, and amendments to our existing agreements and arrangements (such agreements and amendments hereinafter referred to collectively as the “Self Administration and Investment Management Transaction”), with Strategic Storage Holdings, LLC and our former advisor, Strategic Storage Advisor, LLC (the “Former Advisor”), pursuant to which, effective as of August 31, 2014, we acquired the self storage advisory, asset management, property management and investment management businesses of SSH. The Former Advisor had been responsible for, among other things, managing our affairs on a day-to-day basis and identifying and making acquisitions and investments on our behalf. As a result of the Self Administration and Investment Management Transaction, we are now self-managed, succeed to the advisory, asset management and property management arrangements with two additional REITs, Strategic Storage Trust II, Inc. (“SST II”) and Strategic Storage Growth Trust, Inc. (“SSGT”) (collectively “the Managed REITs”).

Below we have summarized the impact, before noncontrolling interests, of the above Self Administration and Investment Management Transaction to our financial statements for the four months ended December 31, 2014 (in millions):

Item:	Four Months Ended December 31, 2014
Elimination of property and asset management fees	$4.1
Investment management income	0.2
Incremental property operating expenses	(0.5)
Incremental general and administrative expenses	(1.7)
Investment management expenses	(0.7)
Other	(0.3)

$1.1

Key Highlights for the Three Months Ended December 31, 2014:

•	Increased same-store revenues and net operating income (“NOI”) by 6.7% and 14.3%, respectively, for the three months ended December 31, 2014 compared to the three months ended December 31, 2013. As a result of the Self Administration and Investment Management Transaction, our NOI from September 2014 through December 2014, was favorably impacted due to the effect of eliminating property management fees offset by new expenses associated with the direct oversight of our properties. Excluding such impact, our NOI increase was approximately 7.2%.

•	Increased same-store average occupancy by approximately 3.2% to 86.6% for the three months ended December 31, 2014 from 83.4% for the three months ended December 31, 2013.

•	Increased same-store annualized rent per occupied square foot by approximately 2.3% to $11.20 for the three months ended December 31, 2014 from $10.95 for the three months ended December 31, 2013.

•	Increased Funds From Operations (“FFO”) by 97% to $7.2 million for the three months ended December 31, 2014 from $3.7 million for the three months ended December 31, 2013.

•	Increased cash flows from operations by 18% to $6.1 million for the three months ended December 31, 2014 from $5.2 million for the three months ended December 31, 2013.

Key Highlights for the Year Ended December 31, 2014:

•	Increased same-store revenues and NOI by 7.7% and 13.5%, respectively, for the year ended December 31, 2014 compared to the year ended December 31, 2013. As a result of the Self Administration and Investment Management Transaction, our NOI from September 2014 through December 2014, was favorably impacted due to the effect of eliminating property management fees offset by new expenses associated with the direct oversight of our properties. Excluding such impact, our NOI increase was approximately 10.3%.

•	Increased same-store average occupancy by approximately 3.1% to 86.1% for the year ended December 31, 2014 from 83.0% for the year ended December 31, 2013.

•	Increased same-store annualized rent per occupied square foot by approximately 3.7% to $11.02 for the year ended December 31, 2014 from $10.63 for the year ended December 31, 2013.

•	Decreased property operating expenses as a percentage of revenues to 32.1% for the year ended December 31, 2014 from 34.1% for the year ended December 31, 2013.

•	Increased FFO by 59% to $27.3 million for the year ended December 31, 2014 from $17.2 million for the year ended December 31, 2013.

•	Increased cash flows from operations by 53% to $29.5 million for the year ended December 31, 2014 from $19.3 million for the year ended December 31, 2013.

Acquisitions:

•	On March 26, 2015, we acquired a self storage facility located in Tempe, Arizona from an unaffiliated third party for a total purchase price of approximately $4.4 million, plus closing costs and acquisition expenses.

Capital Transactions:

KeyBank Revolver Amendment

Subsequent to December 31, 2014, we amended the KeyBank Revolver, increasing the aggregate commitment from $100 million to $115 million. On March 26, 2015, we borrowed an additional $7.2 million on the KeyBank Revolver, bringing the total outstanding amount to $106.2 million. The proceeds of the borrowings were used to purchase the Tempe property and to repay a previously outstanding mortgage on one of our properties.

KeyBank Bridge Loan

On October 31, 2014, SSTI Preferred Investor, LLC (the “SSTI Preferred Investor”), a wholly-owned subsidiary of our Operating Partnership, entered into a bridge term loan, as amended, (the “KeyBank Bridge Loan”) obtained from KeyBank as lender and Administrative Agent and Fifth Third Bank as co-lender. The SSTI Preferred Investor entered into the KeyBank Bridge Loan to fund its preferred equity investments (the “Preferred Equity Investments”) in the operating partnerships of SSGT and SST II.

Under the terms of the KeyBank Bridge Loan, the SSTI Preferred Investor may borrow up to $80 million. As of December 31, 2014 approximately $17 million was outstanding. The KeyBank Bridge Loan may be fully funded through a maximum of seven draws no later than April 30, 2015. Amounts repaid under the KeyBank Bridge Loan may not be redrawn.

Subsequent to December 31, 2014, we, through the SSTI Preferred Investor, borrowed an additional approximately $57 million on the KeyBank Bridge Loan, bringing the total outstanding amount borrowed to approximately $74 million. The proceeds of the borrowings were used to fund our investments in additional Preferred Units in SST II and SSGT.

Investments in Managed REITs

As of December 31, 2014, the SSTI Preferred Investor had invested approximately $6.5 million in Preferred Units in the SST II Operating Partnership and approximately $10.3 million in Preferred Units in the SSGT Operating Partnership.

Subsequent to December 31, 2014, the SSTI Preferred Investor invested an additional approximately $49.9 million in Preferred Units in the SST II Operating Partnership and an additional approximately $7.2 million in Preferred Units in the SSGT Operating Partnership.

SST II utilized the funds to purchase through its operating partnership, 26 self storage facilities in California, Colorado, Illinois, Maryland, North Carolina, South Carolina and Washington for an aggregate purchase price of approximately $132.6 million.

SSGT utilized the funds to purchase through its operating partnership, nine self storage facilities in California, Colorado, Illinois, and Nevada for an aggregate purchase price of approximately $35.3 million.

Quarterly Dividend:

On March 18, 2015, our board of directors declared a distribution rate for the second quarter of 2015 of $0.001917808 per day per share on the outstanding shares of common stock payable to stockholders of record of such shares as shown on our books at the close of business on each day during the period, commencing on April 1, 2015 and continuing on each day thereafter through and including June 30, 2015.

About SmartStop Self Storage, Inc. (formerly Strategic Storage Trust Inc.):

SmartStop Self Storage, Inc. (SmartStop®) is now a fully integrated, self-administered and self-managed self storage company, owning and/or operating 164 self storage properties in 20 states and Canada. SmartStop® is a diversified real estate company that focuses on acquisition, advisory, asset management and property management services for self storage properties. SmartStop® is the sponsor of Strategic Storage Trust II, Inc., a public non-traded REIT that focuses on stabilized self storage properties, and Strategic Storage Growth Trust, Inc., a public non-traded REIT that focuses on growth-oriented self storage properties. SmartStop® facilities offer affordable, accessible and secure storage units for residential and commercial customers. In addition, SmartStop® offers secure interior and exterior storage units as well as outside storage areas for vehicles, RVs and boats. SmartStop® was recently ranked the 7th largest owner/operator in the United States by Mini-Storage Messenger Magazine.

To view SmartStop®’s self storage locations or to find self storage solutions at a nearby storage facility, visit

https://SmartStopSelfStorage.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company’s public filings with the Securities and Exchange Commission, including those described in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q. This is neither an offer nor a solicitation to purchase securities.

SMARTSTOP SELF STORAGE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,
	2014	2013
ASSETS
Real estate facilities:
Land	$198,963,903	$194,033,413
Buildings	471,514,948	456,372,075
Site improvements	45,757,720	43,733,299

	716,236,571	694,138,787
Accumulated depreciation	(65,612,805)	(46,432,155)

	650,623,766	647,706,632
Construction in process	2,063,594	776,804

Real estate facilities, net	652,687,360	648,483,436

Cash and cash equivalents	14,934,776	39,603,949
Restricted cash	5,124,979	6,506,112
Investments in unconsolidated entities	7,459,489	8,662,363
Investments in and advances to managed REITs	18,970,033	—
Other assets	4,785,443	3,777,167
Deferred financing costs, net of accumulated amortization	6,595,933	5,798,963
Intangible assets, net of accumulated amortization	10,700,348	10,447,513
Trademarks, net of accumulated amortization	11,460,000	—
Goodwill	12,705,000	—

Total assets	$745,423,361	$723,279,503

LIABILITIES AND EQUITY
Debt	$421,314,180	$391,285,760
Accounts payable and accrued liabilities	16,049,595	9,917,437
Due to affiliates	—	1,741,518
Distributions payable	3,587,764	3,355,882
Deferred tax liability	291,091	—

Total liabilities	441,242,630	406,300,597

Commitments and contingencies
Equity:

SmartStop Self Storage, Inc. equity:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at December 31, 2014 and 2013, respectively	—	—
Common Stock, $0.001 par value; 700,000,000 shares authorized; 57,985,861 and 56,136,435 shares issued and outstanding at December 31, 2014 and 2013, respectively	57,986	56,136
Additional paid-in capital	495,105,818	487,032,573
Distributions	(147,014,446)	(107,090,016)
Accumulated deficit	(64,692,729)	(69,376,201)
Accumulated other comprehensive loss	(2,831,301)	(1,615,743)

Total SmartStop Self Storage, Inc. equity	280,625,328	309,006,749

Noncontrolling interest in our Operating Partnership	23,476,228	2,289,379
Other noncontrolling interests	79,175	5,682,778

Total noncontrolling interests	23,555,403	7,972,157

Total equity	304,180,731	316,978,906

Total liabilities and equity	$745,423,361	$723,279,503

SMARTSTOP SELF STORAGE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenues:
Self storage rental revenue	$24,365,047	$21,873,126	$95,065,924	$80,526,461
Ancillary operating revenue	730,706	630,092	2,987,833	2,608,480
Investment management revenue	173,414	—	205,020	—

Total revenues	25,269,167	22,503,218	98,258,777	83,134,941

Operating expenses:
Property operating expenses	8,127,028	7,254,052	31,494,703	28,350,412
Property operating expenses – affiliates	—	2,828,868	7,864,670	9,939,687
Investment management expenses	499,487	—	689,491	—
General and administrative	2,434,315	1,018,231	5,910,922	3,103,808
Depreciation	5,094,391	4,673,076	19,827,040	17,271,925
Intangible amortization expense	1,469,413	1,818,518	5,909,914	8,237,601
Self administration and investment management transaction expenses	373,601	312,764	2,062,965	458,837
Acquisition expenses – affiliates	—	1,286,699	719,264	1,869,974
Other acquisition expenses	12,500	122,999	86,561	537,887

Total operating expenses	18,010,735	19,315,207	74,565,530	69,770,131

Operating income	7,258,432	3,188,011	23,693,247	13,364,810
Other income (expense):
Interest expense	(4,696,157)	(4,721,130)	(18,226,957)	(18,826,701)
Deferred financing amortization expense	(548,868)	(889,322)	(1,542,076)	(1,966,395)
Equity in earnings of unconsolidated entities	184,572	221,130	724,113	847,143
Equity in earnings - gain related to property sale by unconsolidated entity	—	—	1,876,787	—
Other	(797,691)	(438,041)	(1,712,794)	(864,055)

Net income (loss)	1,400,288	(2,639,352)	4,812,320	(7,445,198)
Net (income) loss attributable to the noncontrolling interests in our Operating Partnership	(83,748)	10,550	(125,718)	35,799
Net income attributable to other noncontrolling interests	(146)	(8,706)	(3,130)	(37,657)

Net income (loss) attributable to SmartStop Self Storage, Inc.	$1,316,394	$(2,637,508)	$4,683,472	$(7,447,056)

Net income (loss) per share – basic	$0.02	$(0.05)	$0.08	$(0.15)
Net income (loss) per share – diluted	$0.02	$(0.05)	$0.08	$(0.15)

Weighted average shares outstanding – basic	57,706,999	56,127,672	57,036,253	50,982,783
Weighted average shares outstanding – diluted	57,752,395	56,127,672	57,038,285	50,982,783

SMARTSTOP SELF STORAGE, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF FUNDS FROM OPERATIONS

(Unaudited)

	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013	Year Ended December 31, 2014	Year Ended December 31, 2013
Net income (loss) attributable to SmartStop Self Storage, Inc.	$1,316,394	$(2,637,508)	$4,683,472	$(7,447,056)
Add:
Depreciation of real estate assets	4,964,618	4,583,666	19,401,042	16,769,172
Amortization of real estate related intangible assets	1,296,080	1,818,518	5,696,581	8,237,601
Deduct:
Equity in earnings - gain related to property sale by unconsolidated entity	—	—	(1,876,787)	—
Adjustment for noncontrolling interests	(341,170)	(96,927)	(589,305)	(361,116)

FFO attributable to SmartStop Self Storage, Inc.	7,235,922	3,667,749	27,315,003	17,198,601
Other Adjustments:
Self administration and investment management transaction expenses	373,601	312,764	2,062,965	458,837
Acquisition expenses	12,500	1,409,698	805,825	2,407,861
Amortization of deferred financing costs	548,868	889,322	1,542,076	1,966,395
Realized and unrealized losses on foreign exchange holdings	661,158	278,505	1,064,015	458,662
Amortization of fair value adjustments of secured debt	(29,127)	5,731	(108,510)	147,472
Stock based compensation expense	14,222	6,497	31,630	25,785
Adjustment for noncontrolling interests	(86,053)	(37,442)	(169,926)	(107,661)

FFO, as adjusted attributable to SmartStop Self Storage, Inc.	$8,731,091	$6,532,824	$32,543,078	$22,555,952

ADDITIONAL INFORMATION REGARDING NOI, AND FFO

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that we define as net income (loss), computed in accordance with GAAP, generated from properties before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses, self administration and investment management transaction expenses and other non-property related expenses. We believe that net operating income is useful for investors as it provides a measure of the operating performance of our operating assets because net operating income excludes certain items that are not associated with the operation of the properties. Additionally, we believe that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds from Operations (“FFO”)

Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Our FFO calculation complies with NAREIT’s policy described above.

Presentation of FFO is intended to provide useful information to investors as they review our operating performance and as they compare our operating performance to different REITs, although it should be noted that not all REITs calculate FFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from operations as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO should be reviewed in conjunction with other measurements as an indication of our performance.

For informational purposes, we provide FFO, as adjusted for the exclusion of self administration and investment management transaction expenses, acquisition related costs, amortization of deferred financing costs, realized and unrealized losses on foreign exchange holdings, amortization of fair value adjustments of secured debt and stock based compensation expenses. Although our calculation of FFO, as adjusted differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of operating performance. We believe that by excluding the noted items, stockholders are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO. FFO, as adjusted should not be considered a replacement of the NAREIT definition of FFO.